As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	8731	27-1341991
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4820 Emperor Blvd.

Durham, North Carolina 27703

(919) 998-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Thomas H. Pike, Chief Executive Officer

James H. Erlinger III, Executive Vice President, General Counsel and Secretary

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

(919) 998-2000

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copies to:

Gerald Roach, Esq.

Amy M. Batten, Esq.

Smith, Anderson, Blount, Dorsett,

Mitchell & Jernigan, L.L.P.

150 Fayetteville Street, Suite 2300

Raleigh, NC 27601

Telephone: (919) 821-1220

Facsimile: (919) 821-6800

Joshua Ford Bonnie, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	Colin Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Telephone: (212) 819-8200 Facsimile: (212) 354-8113

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-186708

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	4,539,473 common shares (1)	$40.00 (2)	$181,578,920 (2)	$24,767.36

(1)	Represents only the additional number of shares being registered and includes 592,105 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-186708).

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Quintiles Transnational Holdings Inc. (the “Company”), a North Carolina corporation, is filing this Registration Statement on Form S-1 with respect to the registration of an additional 4,539,473 shares, 592,105 of which may be sold in the event the underwriters exercise their option to purchase additional shares from our selling shareholders, of its common stock, par value $0.01 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the initial public offering of the Company’s common stock contemplated by the Registration Statement on Form S-1 (File No. 333-186708), as amended (the “Prior Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 15, 2013 and declared effective by the Commission on May 8, 2013. The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement and shall be deemed part of this Registration Statement. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 9, 2013) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of North Carolina, on May 8, 2013.

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ Thomas H. Pike
Thomas H. Pike
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas H. Pike Thomas H. Pike	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2013

/s/ Kevin K. Gordon Kevin K. Gordon	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2013

/s/ Charles E. Williams Charles E. Williams	Senior Vice President, Corporate Controller (Principal Accounting Officer)	May 8, 2013

* Dennis B. Gillings, CBE	Director	May 8, 2013

* Fred E. Cohen	Director	May 8, 2013

* John P. Connaughton	Director	May 8, 2013

* Jonathan J. Coslet	Director	May 8, 2013

* Michael J. Evanisko	Director	May 8, 2013

* Mireille Gillings	Director	May 8, 2013

* Christopher R. Gordon	Director	May 8, 2013

* Jack M. Greenberg	Director	May 8, 2013

* John D. Ratliff	Director	May 8, 2013

* Denis Ribon	Director	May 8, 2013

* Leonard D. Schaeffer	Director	May 8, 2013

*	/s/ Thomas H. Pike
Name: Thomas H. Pike
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included as part of Exhibit 5.1).

24.1*	Power of Attorney.

*	Included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-186708) filed with the Commission on February 15, 2013.